       Statement re: Computation of basic and diluted net loss per share


                                                                   For the Year       For the Six Months
                                                                      Ended                Ended
                                                                December 31, 1999       June 30, 2000
                                                                                         (Unaudited)
                                                                -----------------       --------------
Net Loss attributable to common stockholders:                             (21,056)             (12,592)
                                                                 ================       ==============

Basic and diluted:
Weighted average shares of common stock outstanding                         7,935                8,809



Less: Weighted average shares subject to vesting                           (1,726)                (704)
                                                                 ----------------       --------------

Weighting average shares used in computing basic and
  diluted net loss per share                                                6,209                8,105
                                                                 ================       ==============


Basic and diluted net loss per share                                        (3.39)               (1.55)
                                                                 ================       ==============